Exhibit 99.1

Digimarc Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Annual Recurring Revenue(1) Increases 71%

Subscription Gross Profit Margin(2) Expands to 87%

Beaverton, Ore. – February 28, 2024 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the fourth quarter and fiscal year ended December 31, 2023.

“Q4 was another strong quarter for Digimarc. On a year-over-year basis, we accelerated our ARR growth to 71%, accelerated our subscription revenue growth to 37%, and expanded our subscription Gross Profit Margins more than 1,000 basis points to 87%,” said Digimarc CEO Riley McCormack. “These results were made possible by the team’s execution on multiple important initiatives we have been pursuing since we began our transformation in the second quarter of 2021, and with an ethos of never settling for the status quo and always planting the seeds for future growth, we remain excited for what is ahead.”

Fourth Quarter 2023 Financial Results

Subscription revenue for the fourth quarter of 2023 increased to $5.6 million compared to $4.1 million for the fourth quarter of 2022, primarily due to higher subscription revenue from new and existing commercial contracts.

Service revenue for the fourth quarter of 2023 increased to $3.7 million compared to $3.1 million for the fourth quarter of 2022, primarily due to higher service revenue from a consortium of the world’s central banks (the “Central Banks”).

Total revenue for the fourth quarter of 2023 increased to $9.3 million compared to $7.2 million for the fourth quarter of 2022.

Gross profit margin for the fourth quarter of 2023 increased to 63% compared to 53% for the fourth quarter of 2022. Excluding amortization expense on acquired intangible assets, subscription gross profit margin for the fourth quarter of 2023 increased to 87% from 77% for the fourth quarter of 2022, while service gross profit margin was flat at 56%.

Non-GAAP gross profit margin for the fourth quarter of 2023 increased to 79% compared to 72% for the fourth quarter of 2022.

Operating expenses for the fourth quarter of 2023 decreased to $16.8 million compared to $17.1 million for the fourth quarter of 2022.

Non-GAAP operating expenses for the fourth quarter of 2023 decreased to $13.4 million compared to $14.3 million for the fourth quarter of 2022.

Net loss for the fourth quarter of 2023 was $10.6 million or ($0.52) per share compared to $12.4 million or ($0.62) per share for the fourth quarter of 2022.

Non-GAAP net loss for the fourth quarter of 2023 was $5.6 million or ($0.28) per share compared to $8.2 million or ($0.41) per share for the fourth quarter of 2022.

Fiscal Year 2023 Financial Results

Subscription revenue for fiscal year 2023 increased to $19.0 million compared to $15.2 million for fiscal year 2022, primarily due to $4.9 million of higher subscription revenue from new and existing commercial contracts, partially offset by $0.9 million of lower subscription revenue as a result of sunsetting our Piracy Intelligence product in 2022.

Service revenue for fiscal year 2023 increased to $15.9 million compared to $15.0 million for fiscal year 2022, primarily due to $1.9 million of higher service revenue from the Central Banks, reflecting a larger annual budget for program work, partially offset by $0.8 million of lower service revenue from the timing of HolyGrail 2.0 recycling projects.

Total revenue for fiscal year 2023 increased to $34.9 million compared to $30.2 million for fiscal year 2022.

Gross profit margin for fiscal year 2023 increased to 58% compared to 51% for fiscal year 2022. Excluding amortization expense on acquired intangible assets, subscription gross profit margin for fiscal year 2023 increased to 84% from 75% for fiscal year 2022, while service gross profit margin decreased from 56% for fiscal year 2022 to 54% for fiscal year 2023.

Non-GAAP gross profit margin for the fiscal year 2023 increased to 76% compared to 70% for fiscal year 2022.

Operating expenses for fiscal year 2023 decreased to $68.4 million compared to $77.1 million for fiscal year 2022, primarily due to $4.2 million of lower compensation costs due to lower headcount, partially offset by annual compensation adjustments, $1.5 million of lower contractor and consulting costs, $1.1 million of lower travel and training costs, $0.9 million of lower legal costs, $0.8 million of lower facility costs, and $0.7 million of lower lease impairment expense, partially offset by higher severance costs of $0.7 million incurred for organizational changes.

Non-GAAP operating expenses for fiscal year 2023 decreased to $55.0 million compared to $61.8 million for fiscal year 2022, primarily due to $4.1 million of lower cash compensation costs due to lower headcount, partially offset by annual compensation adjustments, $1.5 million of lower contractor and consulting costs, $1.1 million of lower travel and training costs, and $0.9 million of lower legal costs, partially offset by higher cash severance costs of $0.7 million incurred for organizational changes.

Net loss for fiscal year 2023 was $46.0 million or ($2.26) loss per common share compared to a net loss of $59.8 million or ($3.12) loss per common share for fiscal year 2022.

Non-GAAP net loss for fiscal year 2023 was $26.4 million or ($1.30) loss per common share compared to a net loss of $38.6 million or ($2.02) loss per common share for fiscal year 2022.

At December 31, 2023, cash, cash equivalents, and marketable securities totaled $27.2 million compared to $52.5 million at December 31, 2022.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2) Subscription Gross Profit Margin excludes amortization expense on acquired intangible assets.

Conference Call

Digimarc will hold a conference call today (Wednesday, February 28, 2024) to discuss these financial results and to provide a business update. CEO Riley McCormack, CFO Charles Beck and CLO Joel Meyer will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 877-407-0832
International Number: 201-689-8433
Conference ID: 13740292

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is the pioneer and global leader in digital watermarking technologies. For nearly 30 years, Digimarc innovations and intellectual property in digital watermarking have been deployed at massive scale for the identification and the authentication of physical and digital items. A notable example of this is our partnership with the Central Banks to deter counterfeiting of global currency. Digimarc is also instrumental in supporting global industry standards efforts spanning both the physical and digital worlds. In 2023, Digimarc was named to the Fortune 2023 Change the World list and honored as a 2023 Fast Company World Changing Ideas finalist. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2022, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription	$5,599	$4,098	$18,973	$15,219
Service	3,685	3,120	15,878	14,978
Total revenue	9,284	7,218	34,851	30,197
Cost of revenue:
Subscription (1)	711	944	2,975	3,878
Service (1)	1,631	1,380	7,252	6,557
Amortization expense on acquired intangible assets	1,113	1,077	4,459	4,439
Total cost of revenue	3,455	3,401	14,686	14,874
Gross profit
Subscription (1)	4,888	3,154	15,998	11,341
Service (1)	2,054	1,740	8,626	8,421
Amortization expense on acquired intangible assets	(1,113)	(1,077)	(4,459)	(4,439)
Total gross profit	5,829	3,817	20,165	15,323
Gross profit margin:
Subscription (1)	87%	77%	84%	75%
Service (1)	56%	56%	54%	56%
Total	63%	53%	58%	51%

Operating expenses:
Sales and marketing	5,639	6,016	22,409	29,718
Research, development and engineering	6,282	6,759	26,577	26,490
General and administrative	4,659	3,918	18,071	18,945
Amortization expense on acquired intangible assets	265	100	1,065	1,064
Impairment of lease right of use assets and leasehold improvements	—	341	250	915
Total operating expenses	16,845	17,134	68,372	77,132

Operating loss	(11,016)	(13,317)	(48,207)	(61,809)
Other income, net	582	894	2,452	2,108
Loss before income taxes	(10,434)	(12,423)	(45,755)	(59,701)
Provision for income taxes	(139)	(25)	(204)	(97)
Net loss	$(10,573)	$(12,448)	$(45,959)	$(59,798)

Loss per share:
Loss per share — basic	$(0.52)	$(0.62)	$(2.26)	$(3.12)
Loss per share — diluted	$(0.52)	$(0.62)	$(2.26)	$(3.12)
Weighted average shares outstanding — basic	20,369	19,921	20,322	19,140
Weighted average shares outstanding — diluted	20,369	19,921	20,322	19,140

(1) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP gross profit	$5,829	$3,817	$20,165	$15,323
Amortization of acquired intangible assets	1,113	1,077	4,459	4,439
Amortization and write-off of other intangible assets	140	146	573	576
Stock-based compensation	260	177	1,126	913
Non-GAAP gross profit	$7,342	$5,217	$26,323	$21,251
Non-GAAP gross profit margin	79%	72%	76%	70%

GAAP operating expenses	$16,845	$17,134	$68,372	$77,132
Depreciation and write-off of property and equipment	(210)	(336)	(1,121)	(1,372)
Amortization of acquired intangible assets	(265)	(100)	(1,065)	(1,064)
Amortization and write-off of other intangible assets	(117)	(100)	(393)	(163)
Amortization of lease right of use assets under operating leases	(91)	(197)	(517)	(965)
Stock-based compensation	(2,752)	(1,802)	(10,032)	(10,376)
Impairment of lease right of use assets and leasehold improvements	—	(341)	(250)	(915)
Acquisition-related expenses	—	—	—	(447)
Non-GAAP operating expenses	$13,410	$14,258	$54,994	$61,830

GAAP net loss	$(10,573)	$(12,448)	$(45,959)	$(59,798)
Total adjustments to gross profit	1,513	1,400	6,158	5,928
Total adjustments to operating expenses	3,435	2,876	13,378	15,302
Non-GAAP net loss	$(5,625)	$(8,172)	$(26,423)	$(38,568)

GAAP loss per share (diluted)	$(0.52)	$(0.62)	$(2.26)	$(3.12)
Non-GAAP net loss	$(5,625)	$(8,172)	$(26,423)	$(38,568)
Non-GAAP loss per share (diluted)	$(0.28)	$(0.41)	$(1.30)	$(2.02)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents (1)	$21,456	$33,598
Marketable securities (1)	5,726	18,944
Trade accounts receivable, net	5,813	5,427
Other current assets	4,085	6,172
Total current assets	37,080	64,141
Property and equipment, net	1,570	2,390
Intangibles, net	28,458	33,170
Goodwill	8,641	8,229
Lease right of use assets	4,017	4,720
Other assets	786	1,127
Total assets	$80,552	$113,777

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$6,672	$5,989
Deferred revenue	5,853	4,145
Total current liabilities	12,525	10,134
Long-term lease liabilities	5,994	5,977
Other long-term liabilities	106	76
Total liabilities	18,625	16,187

Shareholders’ equity:
Preferred stock	50	50
Common stock	20	20
Additional paid-in capital	376,189	367,692
Accumulated deficit	(311,768)	(265,809)
Accumulated other comprehensive loss	(2,564)	(4,363)
Total shareholders’ equity	61,927	97,590
Total liabilities and shareholders’ equity	$80,552	$113,777

(1) Aggregate cash, cash equivalents, and marketable securities was $27,182 and $52,542 at December 31, 2023 and 2022, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(45,959)	$(59,798)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	1,121	1,372
Amortization of acquired intangible assets	5,524	5,503
Amortization and write-off of other intangible assets	966	739
Amortization of lease right of use assets under operating leases	517	965
Stock-based compensation	11,158	11,289
Impairment of lease right of use assets and leasehold improvements	250	915
Increase in allowance for doubtful accounts	20	89
Changes in operating assets and liabilities:
Trade accounts receivable	(335)	2,232
Other current assets	2,200	(1,933)
Other assets	299	(520)
Accounts payable and other accrued liabilities	660	(3,856)
Deferred revenue	1,627	(371)
Lease liability and other long-term liabilities	(43)	(1,034)
Net cash used in operating activities	(21,995)	(44,408)

Cash flows from investing activities:
Net cash paid for acquisition	—	(3,512)
Purchase of property and equipment	(314)	(934)
Capitalized patent costs	(426)	(533)
Proceeds from maturities of marketable securities	27,664	21,425
Purchases of marketable securities	(14,363)	(12,689)
Net cash provided by investing activities	12,561	3,757

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	62,890
Purchase of common stock	(2,724)	(2,356)
Repayment of loans	(36)	(35)
Net cash (used in) provided by financing activities	(2,760)	60,499
Effect of exchange rate on cash	52	(39)
Net (decrease) increase in cash and cash equivalents (2)	$(12,142)	$19,809

Cash, cash equivalents and marketable securities at beginning of period	52,542	41,618
Cash, cash equivalents and marketable securities at end of period	27,182	52,542
(2) Net (decrease) increase in cash, cash equivalents and marketable securities	$(25,360)	$10,924

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